Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 11, 2021, Brain Scientific Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Piezo Motion Corp., a Delaware corporation (“Piezo”), and BRSF Acquisition Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub was to be merged with and into Piezo, whereby Merger Sub would cease to exist and Piezo would survive as a wholly owned subsidiary of the Company (the “Merger”). On October 1, 2021 the Company, Piezo and the Merger Sub entered into an Amendment to Merger Agreement (the “Merger Agreement Amendment”) to revise certain provisions within the Merger Agreement involving the post-Merger composition of Company management and certain post-Merger arrangements with the Company’s outgoing principal executive officer, Boris Goldstein. The Merger was completed on October 1, 2021.

At the effective time of the Merger (the “Effective Time”), all of Piezo’s issued and outstanding common stock immediately prior to the Effective Time (the “Piezo Shares”) were converted into an aggregate of 29,520,454 shares of common stock, par value $0.001 per share of the Company (the “Merger Shares”), with such Merger Shares representing, upon issuance, 50% of the Company’s issued and outstanding common stock on a fully diluted basis. At the Effective Time, Piezo had no outstanding options, warrants, convertible notes or other securities exercisable for or convertible into shares of Piezo common stock

At the Effective Time, the board of directors of the Company (the “Board”) was increased from two directors to five directors. Boris Goldstein resigned as the chairman and as a director of the Company and Hassan Kotob was appointed to fill one of the board vacancies created thereby. Nickolay Kukekov remained as a director following the Effective Time. As of October 1, there were three existing vacancies to the Board. On November 15, 2021, three independent directors were appointed to the Board. At the Effective Time, Boris Goldstein also resigned as the Company’s principal executive officer and from all other executive officer positions then held by him, Mark Corrao resigned as the Company’s chief financial officer, Hassan Kotob was appointed as the Company’s chief executive officer, and Bonnie-Jeanne Gerety was appointed as the Company’s chief financial officer.

In conjunction with the closing of the Merger, on October 1, 2021 the Company entered into an executive employment agreement with Hassan Kotob (the “Kotob Employment Agreement”), pursuant to which Mr. Kotob is serving as the Company’s Chief Executive Officer and as the Chairman of our Board of Directors. Pursuant thereto, Mr. Kotob is receiving a base annual salary of $390,000. Mr. Kotob is also eligible to receive annual performance bonuses of not less than $250,000 upon the Company achieving certain agreed to milestones. Upon a termination of the Kotob Employment Agreement by Mr. Kotob for good reason or by the Company without cause, Mr. Kotob is entitled to continue to receive his then current base salary until a date that is the later of (A) the 3 year anniversary of the commencement date of the Kotob Employment Agreement, or (B) the 12 month anniversary of the effective date of such termination and is also eligible to receive a severance bonus in an amount equal to a pro-rata portion of the annual bonus to which Mr. Kotob may have been entitled for the year in which termination takes place. The Kotob Employment Agreement will continue until terminated by either party.

In conjunction with the closing of the Merger, and as a condition to the Merger, the Company transferred all of the Company’s pre-Merger operating assets and liabilities to the Company’s wholly-owned subsidiary, MemoryMD, Inc., such that immediately following the closing of the Merger, the Company became a holding company. The terms and conditions of the transfer are set forth in the Assignment and Assumption Agreement dated September 10, 2021 between the Company and MemoryMD, Inc. (the “Assignment and Assumption Agreement”).

Effective September 28, 2021 and September 30, 2021, respectively, Boris Goldstein and Vadim Sakharov entered into Assignment Agreements (the “Goldstein Assignment Agreement” and the “Sakharov Assignment Agreement”) under which they each confirmed their previous assignment of the full and exclusive right, title and interest in and to all Proprietary Information (as such term is defined in the Assignment Agreements) and Inventions (as such term is defined in the Assignment Agreements) related to their employment by the Company and Memory MD, Inc. to Memory MD, Inc. and its successors and assigns.

Pursuant to the Merger Agreement Amendment, as amended, the Company agreed to make the following payments to Boris Goldstein:

(i) 149,000 of accrued payroll payment upon the Company raising an aggregate $5,000,000 in capital after the closing;

(ii) $200,000 upon the Company raising an aggregate of $10,000,000 in capital after the closing (inclusive of proceeds raised the Offering) and such cash payment shall be held in escrow for 12 months against any liabilities arising prior to the Merger closing;

(iii) $150,000 upon the Company listing its securities on a senior exchange such as NASDAQ or the New York Stock Exchange; and

(iv) $250,000 upon completion of performance metrics as specified by Hassan Kotob, in his capacity as the Company’s chief executive officer.

The payment referenced in (i) above was made at the closing of the Merger.

The completion of the Merger was subject to various customary conditions, including, among other things: (a) the approval of the respective stockholders and boards of directors of the Company, Merger Sub, and Piezo; (b) subject to certain materiality exceptions, the accuracy of the representations and warranties made by each of the Company and Piezo and the compliance by each of the Company and Piezo with their respective obligations under the Merger Agreement; (c) approval of the transactions contemplated by the Merger Agreement by any third-parties and governmental entities as required by law; (d) the execution and delivery of an assignment and assumption agreement between the Company and MemoryMD, a wholly-owned subsidiary of the Company, pursuant to which the Company assigned to MemoryMD, and MemoryMD assumed from the Company, all of the Company’s per-Merger operating assets and liabilities, subject to certain exceptions; (e) the completion of all necessary legal due diligence by each of the Company and Piezo; (f) the first closing of a capital raise by the Company of at least $5.0 million (the “Offering”), including any interim bridge financing raised by either Company or Piezo that was convertible into the Offering, consisting of a 10% convertible promissory note and common stock purchase warrants, upon the terms and subject to the conditions of a separate securities purchase agreement; and (g) the number of shares of Piezo common stock held by Piezo stockholders who did not vote to adopt the Merger Agreement could not exceed 10% of the number of outstanding shares of Piezo common stock as of the Effective Time. 92.44% of the Piezo stockholders voted to adopt the Merger Agreement and no Piezo stockholders asserted appraisal rights. Holders of the Company’s Common Stock did not have appraisal rights in connection with the Merger or any of the other actions described in this Report.

Closing Under Note Offering and Debt Conversions

In conjunction with the closing of the Merger, the Company conducted an initial closing under a private offering (the “Offering”) of 10% convertible promissory notes due and payable on April 1, 2023 (the “Notes”). At the initial closing, an aggregate of $2,850,000, net of original debt discount of $100,000, in Notes was closed on. At that same time, (i) an aggregate of $4,328,462 of debt of Piezo and an aggregate of $1,483,905 of debt of the Company was converted into Notes. Each holder of a Note, provided that the Note is still then outstanding, will be issued on the earlier of (i) the date, if any, upon which the Company’s common stock is listed for trading on the NASDAQ stock exchange (the “Uplist”), and (ii) the date that is eighteen months from the date of issuance, a warrant (the “Warrant”) to purchase an amount of shares of Company common stock, equal to such holder’s Warrant Share Amount. For purposes of the foregoing, a holder’s “Warrant Share Amount” means (i) if such Warrant is issued in connection with the Uplist, one half of the initial principal balance of such holder’s Note at issuance divided by the lesser of (A) $0.90, and (B) and the greater of (x) $0.20 and (y) one hundred twenty percent (120%) of the closing price for the Company’s common stock on the trading day prior to the date of the Uplist, and (ii) if such Warrant is issued otherwise than in connection with the Uplist, the initial principal balance of such holder’s Note, divided by the lesser of (A) $0.90, and (B) and the greater of (x) $0.20 and (y) one hundred twenty percent (120%) of the volume weighted average price (“VWAP”) for the Company’s common stock over the five consecutive trading days immediately preceding the date that is eighteen months from the date of issuance.

The Notes contain mandatory and voluntary conversion features as follows:

(a)	Mandatory Conversion.

(i)	The Notes automatically convert into shares of the Company’s common stock or Units, as provided below, immediately upon the earliest to occur of (a) the Uplist, and (b) a Subsequent Qualified Financing Date. For purposes of the Notes, a “Unit” means the combination of common stock and warrants to purchase common stock offered by the Company in any financing occurring simultaneously with the Uplist (“Simultaneous Uplist Unit Offering”). For purposes of a Note, “Subsequent Qualified Financing Date” means the date on which the Company has received proceeds in excess of $5,000,000 from a transaction or series of related transactions occurring prior to the maturity date of the Note, including, but not limited to, equity financings, business combinations or other issuances of the Company’s equity securities (not including the transactions contemplated by the Purchase Agreement for the Offering).

(ii)	If a Note is being converted in connection with an Uplist, and no Simultaneous Uplist Unit Offering has occurred, the Note will be convertible into a number of shares of Company common stock equal to the quotient of (I) the outstanding aggregate principal amount of the Note plus accrued but unpaid interest thereon, divided by (II) the lesser of (a) $0.90 and (b) the greater of (x) $0.20 and (y) eighty percent (80%) of closing price for the Company’s common stock on the trading day prior to the date of the Uplist.

(iii)	If a Note is being converted in connection with an Uplist, and a Simultaneous Uplist Unit Offering has occurred, the Note will be convertible into a number of Units equal to the quotient of (I) the outstanding aggregate principal amount of the Note plus accrued but unpaid interest thereon, divided by (II) the lesser of (a) $0.90 and (b) the greater of (x) $0.20 and (y) eighty percent (80%) of the per Unit price in the Simultaneous Uplist Unit Offering.

(iv)	If a Note is being converted upon a Subsequent Qualified Financing Date, the Note will be convertible into a number of shares of Company common stock equal to the quotient of (I) the outstanding aggregate principal amount of the Note plus accrued but unpaid interest thereon, divided by (II) the lesser of (a) $0.90 and (b) the greater of (x) $0.20 and (y) eighty percent (80%) of the VWAP for the common stock for the five consecutive trading days immediately preceding such Subsequent Qualified Financing Date.

(b)	Voluntary Conversion.

(i)	The Holder of a Note has the right (subject to the conversion limitations set forth therein) from time following the date of issuance to convert all or any part of the outstanding and unpaid principal and interest then due under the Note into fully paid and non-assessable shares of the Company’s common stock, as such common Stock exists on the date of issuance, or any shares of capital stock or other securities of the Company into which such common stock may thereafter be changed or reclassified at the Voluntary Conversion Price (as defined below).

(ii)	If a Note is being converted pursuant to this Section 3(b), this Note shall be convertible into a number of shares of Common Stock equal to the quotient of (I) the outstanding aggregate principal amount of the Note plus accrued but unpaid interest thereon, divided by (II) the lesser of (a) $0.90 and (b) the greater of (x) $0.20 and (y) eighty percent (80%) of the VWAP for the Common Stock for the five (5) consecutive Trading Days immediately preceding the applicable conversion date (the “Voluntary Conversion Price”).

Option/Warrant Issuances

In connection with the Merger closing, the Company issued an aggregate of 10,009,365 options and warrants (5,505,151 warrants and 4,504,214 options) to six persons, such aggregate amount equaling, in the aggregate, 20% of the issued and outstanding shares of Company’s common stock immediately after the Merger closing. The recipients included Nickolay Kukekov (2,001,873 options), Boris Goldstein (2,001,873 warrants) and Hassan Kotob (2,502,341 options.). Each option and warrant has a ten year term, is fully exercisable upon issuance and has an exercise price of $0.35 which was the closing price for the Company’s common stock on October 1, 2021.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Merger as if it had been consummated as of that date. The unaudited pro forma condensed combined statements of operation for the nine months ended September 30, 2021 and twelve months ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2020, the beginning of the earliest period presented:

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using the following:

●	The Company unaudited historical balance sheet as of September 30, 2021, as incorporated in this Current Report on Form 8-K/A and

●	Piezo’s unaudited historical balance sheet as of September 30, 2021, as incorporated in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined statements of operation for the nine months ended September 30, 2021 and year ended December 31, 2020 have been prepared using the following:

●	The Company unaudited historical statement of operations for the nine months ended September 30, 2021, as incorporated in this Current Report on Form 8-K/A; and

●	Piezo’s unaudited historical statement of operations for the nine months ended September 30, 2021, as incorporated in this Current Report on Form 8-K/A.

●	The Company audited historical statement of operations for the year ended December 31, 2020, as incorporated in this Current Report on Form 8-K/A; and

●	Piezo’s audited historical statement of operations for the year ended December 31, 2020, as incorporated in this Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial information to give effect to unaudited pro forma events that are directly attributable to the merger, factually supportable and, with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the results of operations of the combined company. The accompanying unaudited pro forma condensed consolidated statement of operations does not include any pro forma adjustments to reflect certain expected financial benefits of the merger, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve those benefits, including the cost of integration activities, or restructuring actions which may be achievable or the impact of any non-recurring activity and one-time transaction related costs.

Brain Scientific, Inc.

Pro Forma Condensed Combined Balance Sheet

September 30, 2021

(Unaudited)

	Historical		Pro Forma
	Brain Scientific, Inc.	Piezo Motion Corporation and Subsidiary	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS

CURRENT ASSETS:
Cash	$26,519	$105,958	$2,850,000	(a)	$2,064,992
			(644,418)	(f)
			(273,067)	(m)
Accounts receivable	15,352	2,529	-		17,881
Due from related parties	-	43,423	-		43,423
Inventory	1,814	107,143	-		108,957
Advances to officers	-	6,482	-		6,482
Prepaid expense and other current assets	57,838	45,511	(2,244)	(h)	101,105
Notes receivable - related party	-	603,067	(603,067)	(h)	-
Prepaid expenses and other current assets - related party	700	-	-		700
Operating lease right-of-use asset	40,093	-	-		40,093
TOTAL CURRENT ASSETS	142,316	914,113	1,327,204		2,383,633

Property and equipment, net	-	110,345	-		110,345
Right of use asset	-	179,370	-		179,370
Intangible assets, Net	-	-	11,142,000	(c)	11,142,000
Goodwill	-	-	6,607,173	(c)	6,607,173

TOTAL ASSETS	$142,316	$1,203,828	$19,076,377		$20,422,521

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,524,122	$2,277,484	$(136,905)	(g)	$3,662,457
			(2,244)	(h)
Accrued interest	-	208,480	(208,480)	(g)	-
Accounts payable and accrued expenses - related party	75,000	-	-		75,000
Notes payable - current	1,149,916	4,119,982	(4,369,982)	(g)	296,849
			(603,067)	(h)
Convertible notes payable, net, current portion	1,771,133	-	(880,000)	(g)	618,066
			(273,067)	(m)
Derivative liabilities	1,745,483	-	(94,184)	(m)	1,651,299
Finance lease - short term	4,595	-	-		4,595
Loans payable	6,667	-	-		6,667
Loans payable - related party	373,003	-	(217,000)	(g)	156,003
Operating lease liability, current portion	42,375	70,893	-		113,268
TOTAL CURRENT LIABILITIES	6,692,294	6,676,839	(6,784,929)		6,584,204

Convertible notes payable, net, net of current portion	-	-	2,850,000	(a)	6,471,775
			5,812,367	(g)
			(2,190,592)	(i)
Operating lease liability, net of current portion	-	110,162	-		110,162

TOTAL LIABILITIES	6,692,294	6,787,001	(313,154)		13,166,141

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock	-	-	-		-
Common stock	20,526	1,006	(1,006)	(b)	50,046
			29,520	(d)
Additional paid in capital	3,924,999	11,169,643	(11,169,643)	(b)	21,750,359
			12,136,480	(d)
			3,498,288	(e)
			2,190,592	(i)
Accumulated deficit	(10,491,678)	(16,753,822)	16,753,822	(b)	(14,540,200)
			(644,418)	(f)
			(3,498,288)	(e)
			94,184	(m)
Accumulated other comprehensive loss	(3,825)	-	-		(3,825)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(6,549,978)	(5,583,173)	19,389,531		7,256,380

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$142,316	$1,203,828	$19,076,377		$20,422,521

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Brain Scientific, Inc.

Pro Forma Condensed Combined Consolidated Statements of Operations and Comprehensive Loss

September 30, 2021

(Unaudited)

	Historical		Pro Forma
	Brain Scientific, Inc.	Piezo Motion Corporation and Subsidiary	Transaction Accounting Adjustments	Notes	Pro Forma Combined

REVENUE	$526,797	$14,482	$-		$541,279

COST OF GOODS SOLD	335,801	7,840	-		343,641

GROSS PROFIT	190,996	6,642	-		197,638

SELLING, GENERAL, AND ADMINISTRATIVE
Research and development	386,646	59,387	-		446,033
Professional fees	508,802	-	-		508,802
Sales and marketing	182,480	488,704	-		671,184
Occupancy	-	-	-		-
General and administrative	1,078,948	1,489,984	-		2,568,932
Amortization and Depreciation expense		19,736	578,837	(n)	598,573
Personnel expenses	-	1,454,180	-		1,454,180
TOTAL SELLING, GENERAL AND ADMINISTRATIVE	2,156,876	3,511,991	578,837		6,247,704

LOSS FROM OPERATIONS	(1,965,880)	(3,505,349)	(578,837)		(6,050,066)

OTHER INCOME (EXPENSE):
Interest expense	(721,576)	(182,574)	(707,178)	(j)	(2,756,624)
			(50,000)	(k)
			(1,095,296)	(l)
Other income	(53)	-	-		(53)
Loss on debt extinguishment	(442,226)	-	-		(442,226)
Change in fair value of derivative liabilities	595,956	-	94,184	(m)	690,140
Gain on forgiveness of paycheck protection loan	-	112,338	-		112,338
Foreign currency transaction loss	(409)	-	-		(409)
TOTAL OTHER INCOME (EXPENSE)	(568,308)	(70,236)	(1,758,290)		(2,396,834)

LOSS BEFORE INCOME TAXES	(2,534,188)	(3,575,585)	(2,337,127)		(8,446,900)

PROVISION FOR INCOME TAXES	(628)	-	-		(628)

NET LOSS	(2,534,816)	(3,575,585)	(2,337,127)		(8,447,528)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	255	-	-		255
TOTAL COMPREHENSIVE LOSS	$(2,534,561)	$(3,575,585)	$(2,337,127)		$(8,447,273)

NET LOSS PER COMMON SHARE
Basic	$(0.13)	$(0.36)			$(0.17)
Diluted	$(0.16)	$(0.36)			$(0.18)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	20,046,331	10,058,259	29,520,454	(d)	49,566,785
Diluted	20,181,766	10,058,259	29,520,454	(d)	49,702,220

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Brain Scientific, Inc.

Pro Forma Condensed Combined Consolidated Statements of Operations and Comprehensive Loss
December 31, 2020

(Unaudited)

	Historical		Pro Forma
	Brain Scientific, Inc.	Piezo Motion Corporation and Subsidiary	Transaction Accounting Adjustments	Notes	Pro Forma Combined

REVENUE	$544,275	$93,664	$-		$637,939

COST OF GOODS SOLD	409,302	43,762	-		453,064

GROSS PROFIT	134,973	49,902	-		184,875

SELLING, GENERAL, AND ADMINISTRATIVE
Research and development	275,926	210,706	-		486,632
Professional fees	478,461	-	-		478,461
Sales and marketing	244,774	-	-		244,774
Occupancy	38,870	-	-		38,870
General and administrative	930,138	1,581,425	-		2,511,563
Amortization and depreciation expense	-	-	771,782	(n)	771,782
Personnel expenses	-	1,027,259	-		1,027,259
TOTAL SELLING, GENERAL AND ADMINISTRATIVE	1,968,169	2,819,390	771,782		5,559,341

LOSS FROM OPERATIONS	(1,833,196)	(2,769,488)	(771,782)		(5,374,466)

OTHER INCOME (EXPENSE):
Interest expense	(3,526,325)	(29,474)	(942,903)	(j)	(6,025,764)
			(66,667)	(k)
			(1,460,395)	(l)
Other income	8,260	-	-		8,260
Loss on disposal of assets	-	(4,067)	-		(4,067)
Loss on debt extinguishment	(294,301)	-	-		(294,301)
Change in fair value of derivative liabilities	1,360,754	-	94,184	(m)	1,454,938
Gain on forgiveness of paycheck protection loan	-	-	-		-
Foreign currency transaction loss	23	-	-		23
TOTAL OTHER INCOME (EXPENSE)	(2,451,589)	(33,541)	(2,375,781)		(4,860,911)

LOSS BEFORE INCOME TAXES	(4,284,785)	(2,803,029)	(3,147,563)		(10,235,377)

PROVISION FOR INCOME TAXES	-	-	-		-

NET LOSS	(4,284,785)	(2,803,029)	(3,147,563)		(10,235,377)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(4,446)	-	-		(4,446)
TOTAL COMPREHENSIVE LOSS	$(4,289,231)	$(2,803,029)	$(3,147,563)		$(10,239,823)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.22)	$(0.31)			$(0.21)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	19,439,141	-	29,520,454	(d)	48,959,595

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Description of Transaction

On June 11, 2021, Brain Scientific Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Piezo Motion Corp., a Delaware corporation (“Piezo”), and BRSF Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Piezo, Merger Sub will cease to exist and Piezo will survive as a wholly-owned subsidiary of the Company (the “Merger”). On October 1,2021 the Company, Piezo and the Merger Sub entered into an Amendment to Merger Agreement (the “Merger Agreement Amendment”) to revise certain provisions within the Merger Agreement involving the post-Merger composition of Company management and certain post-Merger arrangements with the Company’s outgoing principal executive officer, Boris Goldstein. The Merger was completed on October 1, 2021.

At the effective time of the Merger (the “Effective Time”), each outstanding share of Piezo capital stock will be automatically converted into the right to receive that number of shares of Company common stock equal to 100% of the issued and outstanding shares of Company common stock on a “fully diluted basis” (as defined in the Merger Agreement) calculated as of the Effective Time (the “Exchange Ratio”). No fractional shares of Company common stock will be issued in the Merger. Following the consummation of the Merger, former stockholders of Piezo are expected to own approximately 50% of the Company and current stockholders of the Company are expected to own approximately 50% of the Company, in each case based on the fully diluted shares of the Company prior to the consummation of the Merger. The Exchange Ratio and the actual number of shares of Company common stock to be issued to the Piezo stockholders is not yet determinable and will be based on, in part, whether and to what extent the Company’s existing indebtedness is converted into Company common stock or repaid in cash at or prior to the Effective Time, and is expected to result in the former Piezo stockholders owning a majority of the Company’s issued and outstanding shares of common stock as of immediately after the Effective Time.

The Merger Agreement provides that, at or prior to the Effective Time, the board of directors of the Company (the “Board”) will take the following action, to be effective upon the Effective Time: (i) increase the size of the Company’s Board of Directors from 2 to 5 members, (ii) elect to the Board Hassan Kotob; and (iii) appoint as the officers of the Company Hassan Kotob and Bonnie-Jeanne Gerety, or, in either case with regard to clauses (ii) and (iii), such other persons designated by Piezo. The Merger Agreement also provides that the current officers of the Company shall resign from their positions with the Company effective upon the Effective Time; provided, however, that Boris Goldstein, currently the Company’s Chairman, Executive Vice President and Secretary, shall be appointed to serve for a period of one year as Chief Science Officer of the Company (or of MemoryMD, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“MemoryMD”)), effective upon the Effective Time, upon terms as set forth in the Merger Agreement In addition, Dr. Goldstein shall receive a special bonus as a result of the closing of the Merger and, further, is eligible to receive a special bonus in the event the Company uplists to a senior stock exchange. The members of the Company’s current Board shall continue to serve as directors of the Company following the Effective Time.

Note 2 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the Merger as if it occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the nine months ended September 30, 2021 gives effect to the Merger as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2020 gives effect to the Merger as if it had occurred on January 1, 2020.

Note 3 – Transaction Accounting Adjustments

a)	Represents the closing of the private placement offering of $2,850,000, net of debt discount of $100,000, simultaneously with the closing and as a condition of the Merger.

b)	Represents the elimination of Piezo Motion Corporation and Subsidiary common stock, additional paid in capital, and accumulated deficit.

c)	Represents the estimate of goodwill resulting from the preliminary purchase price of $12,166,000, the acquisition of intangibles of $11,142,000, and the net assets and liabilities of Piezo Motion Corporation and Subsidiary assumed as of September 30, 2021. The estimate of goodwill is subject to materially change.

d)	Represents the issuance of Brain Scientific, Inc. common shares upon consummation of the Merger

e)	Represents the aggregate of 10,009,365 options and warrants (5,505,151 warrants and 4,504,214 options) to six persons, such aggregate amount equaling, in the aggregate, 20% of the issued and outstanding shares of Company’s common stock immediately after the Merger closing. Each option and warrant has a ten year term, is fully exercisable upon issuance and has an exercise price of $0.35 which was the closing price for the Company’s common stock on October 1, 2021.

f)	Represents payments to $644,418 of various expenses paid in conjunction with the Merger.

g)	Represents the aggregate of $4,328,462 of debt of Piezo and an aggregate of $1,483,905 of debt of the Company was converted into 10% convertible promissory notes due and payable on April 1, 2023.

h)	Represents the elimination of an intercompany note and accrued interest owed from the Company to Piezo.

i)	Represents the debt discount associated with the beneficial conversion feature on the convertible notes as the fair value of the Company’s common stock is greater than the effective conversion price on the date of issuance.

j)	Represents the immediate vesting of the 10,009,365 options and warrants resulting in $3,498,288 of stock-based compensation expense for both the nine months ended September 30, 2021 and the year ended December 31, 2020.

k)	Represents interest expense on the $8,762,367 convertible notes payable issued with the closing for a total of $707,178 and $942,903 for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively. Additionally, represents the reversal of interest expense on the notes that were converted to the convertible notes issued of $319,479 and $39,625 for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

l)	Represents the amortization of the original issue discount for a total of $50,000 and $66,667 for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

m)	Represents the amortization of the beneficial conversion feature for a total of $1,095,296 and $1,460,395 for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

n)	Represents convertible notes payable paid off at the effective date, and the related write off the derivative liability.

o)	Represents the amortization of acquired intangibles for a total of $578,837 and $771,782 for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.